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Exhibit 23.1

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (File Nos. 333-46822 and 333-64898) of Holiday RV Superstores, Inc. of our report dated January 25, 2002 relating to the financial statements which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

      PricewaterhouseCoopers LLP
      Fort Lauderdale, Florida
      January 25, 2002